Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

Titanium Metals Corporation	John A. St. Wrba
5430 LBJ Freeway, Suite 1700	Vice President and Treasurer
Dallas, Texas 75240	(972) 233-1700

TIMET DECLARES REGULAR QUARTERLY DIVIDEND ON COMMON STOCK FOR THE THIRD QUARTER 2012 OF $.075 PER SHARE

DALLAS, TEXAS . . . August 7, 2012 . . . Titanium Metals Corporation (“TIMET”) (NYSE:  TIE) announced today that its board of directors has declared a quarterly dividend of $.075 per share on its Common Stock, payable on September 19, 2012 to stockholders of record as of the close of business on September 10, 2012.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

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